Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GigaMedia Limited:

We consent to the incorporation by reference in the registration statements (No. 333-148663, No. 333-142963, No. 333-119616, No. 333-160535 and No. 333-168123) on Form S-8 of GigaMedia Limited of our report dated April 30, 2014, with respect to the consolidated financial statements of GigaMedia Limited as of and for the year ended December 31, 2013, which appears in the December 31, 2013 annual report on Form 20-F of GigaMedia Limited.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

April 30, 2014